UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2006
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K is being amended to include the safe harbor language pursuant to Rule 425 of the Securities Act.
Item 1.01 Entry into a Material Definitive Agreement.
     On July 23, 2006, Applica Incorporated (“Applica”), NACCO Industries, Inc. (“NACCO”), and HB-PS Holding Company, Inc., a wholly owned subsidiary of NACCO (“Hamilton Beach/Proctor-Silex”), entered into definitive agreements whereby NACCO will spin off its Hamilton Beach/Proctor-Silex business to NACCO’s stockholders and, immediately after the spin-off, Applica will merge with and into Hamilton Beach/Proctor-Silex. The combined public company will be named Hamilton Beach, Inc.
     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), the outstanding shares of Applica common stock will be converted into the right to receive a number of shares of Hamilton Beach, Inc. Class A common stock equal to 25 percent of the aggregate number of shares of Hamilton Beach, Inc. common stock outstanding immediately following the merger. The terms of the Merger Agreement include customary representations and warranties by each of the parties, as well as certain restrictions and limitations on future transactions of Applica prior to the closing of the merger, including acquisitions, dispositions, additional borrowings, issuance of equity and changes in employee benefit plans.
     The merger, which was approved by the Board of Directors of Applica, will be tax-free to stockholders of Applica. The merger is subject to approval by Applica’s shareholders and to other customary closing conditions, including (a) receipt of regulatory approvals, (b) the absence of legal impediments prohibiting the transactions, (c) the completion of the spin off of Hamilton Beach/Proctor-Silex; (d) the effectiveness of the registration statement concerning the shares of Hamilton Beach, Inc. Class A common stock to be issued to Applica shareholders in connection with the merger, (e) approval of the listing of the Hamilton Beach, Inc. Class A common stock on the NYSE or the NASDAQ, (f) the parties’ performance of their respective covenants, including the repayment of certain of Applica’s outstanding indebtedness, and (g) receipt of customary tax opinions to the effect that the merger will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.
     The Merger Agreement contains certain termination rights for Applica. If the Merger Agreement is terminated as the result of a superior offer, Applica may be required to pay NACCO a termination fee of $4.0 million, plus up to $2.0 million of reasonable documented, third party, out-of-pocket expenses.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
     Investors and security holders are urged to read the registration statement on Form S-4 and the proxy statement/prospectus/information statement included within the registration statement on Form S-4 when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about Hamilton Beach/Proctor-Silex, Applica and NACCO and the proposed transaction.

     Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Applica may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica’s website at www.applicainc.com. The documents filed with the SEC by Hamilton Beach/Proctor-Silex may be obtained free of charge by directing such requests to HB-PS Holding Company, Inc., 4421 Waterfront Drive, Glen Allen, Virginia 23060, Attention: Investor Relations ((804) 527-7166), or from Hamilton Beach/Proctor-Silex’s website at www.hamiltonbeach.com. The documents filed with the SEC by NACCO may be obtained free of charge by directing such requests to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124, Attention: Investor Relations ((440) 449-9669), or from NACCO website at www.nacco.com.
     Applica, Hamilton Beach/Proctor-Silex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Applica Incorporated stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the registration statement on Form S-4 and proxy statement/prospectus/information statement included within the registration statement on Form S-4. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement, which is available on Applica’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the registration statement on Form S-4, the proxy statement/prospectus/information statement contained therein and other relevant documents filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. A copy of the Merger Agreement was previously filed as Exhibit 2.1 to this Current Report filed on July 26, 2006 and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 27, 2006	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating Officer and Chief Financial Officer of Applica Incorporated

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